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[Face of Card]

                                  [LOGO]

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS--JULY 31, 1997

R      The undersigned shareholder of U. S. Bancorp ("USBC") acknowledges receipt of the Joint Proxy Statement-Prospectus of First Bank System, Inc. ("FBS") and USBC and the undersigned revokes all prior proxies and appoints
O John B. Fery, Paul A. Redmond and N. Stewart Rogers, and each of them, proxies for the undersigned to vote all shares of Common Stock of USBC, which the undersigned would be entitled to vote at the 1997 Annual Meeting of
X Shareholders to be held in the Ballroom of the Multnomah Athletic Club, 1849 S.W. Salmon, Portland, Oregon at 10:00 a.m., local time, on July 31, 1997 and any adjournments, postponements or reschedulings thereof, on those matters
Y  referred to in the Joint Proxy Statement-Prospectus.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES REFERRED TO IN (2) AND FOR THE PROPOSALS REFERRED TO IN (1) AND (3) ON THE REVERSE SIDE, PROVIDED YOU HAVE SIGNED AND DATED THE PROXY CARD.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING ON BEHALF OF THE UNDERSIGNED.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                             (SEE REVERSE SIDE)

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                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY.

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(CONTINUED FROM FACE OF CARD)

/X/ Please mark your votes as in this example.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

    1. MERGER. To approve the Agreement and Plan of Merger dated as of March 19, 1997 (the "Merger Agreement") by and between USBC and FBS, as described in the accompanying Joint Proxy Statement-Prospectus.

/ / FOR                              / / AGAINST                          / / ABSTAIN

    2. ELECTION OF DIRECTORS. To elect directors to serve on the USBC Board of Directors until the earlier of the next annual meeting of shareholders or the consummation of the Merger.

    Nominees: H. Bettis, G. Cameron, C. Chambers, F. Drake, R. Dryden, J. Fery,
J. Green, A. Noble, P. Redmond, N. Rogers, and B. Whiteley.

/ / FOR                               / / WITHHELD
                                      WITHHELD AS TO
                                       ALL NOMINEES
For all nominees except:

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    3. INDEPENDENT AUDITORS. To approve the selection of Deloitte & Touche LLP as independent auditors for USBC for 1997 or, if the Merger is consummated prior to December 31, 1997, for the period prior to consummation of the Merger.

/ / FOR                              / / AGAINST                          / / ABSTAIN

                                   Dated:            , 1997
                                   _____________________________________________
                                   Signature of Shareholder (Title, if any)
                                   _____________________________________________
                                   Signature of Shareholder (if held jointly)

                                   Please sign exactly as your name or names appear hereon. If shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the
                        Enclosed Postage-Paid Envelope.

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                            FOLD AND DETACH HERE


                           YOUR VOTE IS IMPORTANT.


             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY.